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                                                                     EXHIBIT 4.9

                                                                         ANNEX C

                               GUARANTEE AGREEMENT

                  GUARANTEE AGREEMENT dated as of October 29, 2001 (the "Guarantee") between AMPEX CORPORATION, a Delaware corporation ("the Guarantor"), and SHERBORNE & COMPANY INCORPORATED, a Delaware corporation ("Lender").

                  Ampex Data Systems Corporation, a Delaware corporation (the "Borrower"), and Lender are parties to a Loan Agreement dated as of even date hereof (as modified and supplemented and in effect from time to time, the "Loan Agreement"), providing, subject to the terms and conditions thereof, for loans ("Loans") to be made by Lender to the Borrower in the amount of up to $2,500,000. The Borrower is a wholly-owned subsidiary of the Guarantor.

                  To induce Lender to enter into the Loan Agreement and to make the Loans contemplated thereunder, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Guarantor has agreed to guarantee the Guaranteed Obligations (as hereinafter defined). Accordingly, the parties hereto agree as follows:

                  SECTION 1. Guaranteed Obligations. The Guarantor hereby
                             ----------------------
irrevocably and unconditionally guarantees to Lender and its successors and assigns the prompt payment in full when due (whether at stated maturity, by acceleration or otherwise) of all amounts owing to Lender under the Loan Agreement or the Secured Promissory Note of even date herewith (the "Note") evidencing the Loans, including, without limitation, principal of and interest on the Loans from time to time made by the Lender to Borrower and all other amounts from time to time owing to the Lender by the Borrower under the Loan Agreement or under the Note, in each case strictly in accordance with the terms thereof (such obligations being herein collectively called the "Guaranteed Obligations"). This is a guarantee of payment and not of collection and the Guarantor hereby further agrees that the Guarantor will promptly pay any amount owed by Borrower under any of the Guaranteed Obligations when due.

                  SECTION 2. Obligations Unconditional. The obligations of the
                             -------------------------
Guarantor under this Guarantee hereof are absolute and unconditional, irrespective of the value, genuineness, validity, regularity or enforceability of the Loan Agreement, the Note or any other agreement or instrument referred to herein or therein, or any substitution, release or exchange of any other guarantee of or security for any of the Guaranteed Obligations, and, to the fullest extent permitted by applicable law, irrespective of any other circumstance whatsoever which might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor. Guarantor hereby

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waives any rights which it may have hereunder to setoff its obligations to
Lender hereunder against any other obligations of Lender from time to time owed to Guarantor. Without limiting the generality of the foregoing, it is agreed that the occurrence of any one or more of the following shall not affect the liability of the Guarantor hereunder:

                (i) at any time or from time to time, without notice to the Guarantor, the time for any performance of or compliance with any of the Guaranteed Obligations shall be extended, or such performance or compliance shall be waived;

                (ii) any of the acts mentioned in any of the provisions of the Loan Agreement or the Note or any other agreement or instrument referred to herein or therein shall be done or omitted;

                (iii) the maturity of any of the Guaranteed Obligations shall be accelerated, or any of the Guaranteed Obligations shall be modified, supplemented or amended in any respect, or any right under the Loan Agreement or the Note or any other agreement or instrument referred to herein or therein shall be waived or any other guarantee of any of the Guaranteed Obligations or any security therefor shall be released or exchanged in whole or in part or otherwise dealt with; or

                (iv) any lien or security interest granted to, or in favor of, the Lender as security for any of the Guaranteed Obligations shall fail to be perfected.

The Guarantor hereby expressly waives any requirement that the Lender exhaust any right, power or remedy to proceed against the Borrower under the Loan Agreement or the Note or any other agreement or instrument referred to herein or therein, or against any other person under any other guarantee of, or security for, any of the Guaranteed Obligations.

              SECTION 3. Reinstatement. The obligations of the Guarantor under
                         -------------
this Guarantee shall be automatically reinstated if and to the extent that for any reason any payment by or on behalf of the Borrower in respect of the Guaranteed Obligations is rescinded or must be otherwise restored by any holder of any of the Guaranteed Obligations, whether as a result of any proceedings in bankruptcy or reorganization or otherwise and the Guarantor agrees that it will indemnify the Lender on demand for all reasonable costs and expenses (including, without limitation, fees of counsel) incurred by the Lender in connection with such rescission or restoration.

              SECTION 4. Subrogation. The Guarantor hereby agrees that it shall
                         -----------
not exercise any right or remedy arising by reason of any performance by it of its guarantee herein, whether by subrogation or otherwise, against the Borrower.

              SECTION 5. Remedies. The Guarantor agrees that, as between the
                         --------
Guarantor and the Lender, the obligations of the Borrower under the Loan Agreement and the Note may be declared to be forthwith due and payable as provided in the Loan Agreement notwithstanding any stay, injunction or other prohibition preventing such declaration (or such obligations from

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becoming automatically due and payable) as against the Borrower and that, in the event of such declaration (or such obligations being deemed to have become automatically due and payable), such obligations (whether or not due and payable by the Borrower) shall forthwith become due and payable by the Guarantor.

           SECTION 6. Continuing Guarantee. This guarantee is a continuing
                      --------------------
guarantee, and shall apply to all Guaranteed Obligations whenever arising.

           SECTION 7. Representations and Warranties. Guarantor hereby
                      ------------------------------
represents and warrants to Lender that:

           (a) it is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, is duly qualified as a foreign corporation and is in good standing in each jurisdiction as to which the location of its assets or the nature of its business makes qualification necessary or in which the failure to so qualify would have a material adverse effect on its conditions or operations, financial or otherwise, and has all corporate power and authority to conduct its business and to own or hold under lease its assets and properties, and to execute, deliver and perform all of its obligations under, this Guarantee and any other related documents to which it is a party;

           (b) the execution, delivery and performance by Guarantor of this Guarantee have been duly authorized by all necessary corporate action, do not contravene its charter, by-laws or any applicable laws, rules, regulations, orders writs, judgments, injunctions, decrees, determinations or awards, and do not and will not result in a breach of, or constitute a default under, or require any consent (other than consents which have been duly obtained and are in effect, and consents with respect to which Guarantor's failure to obtain such consents will not result in a material adverse effect on Guarantor or its business) under, any indenture or other agreement or instrument to which it is a party or by which it or its properties may be bound or affected;

           (c) no authorization or approval by, and no notice to or filing with, any governmental authority or regulatory body is required to be obtained or made in connection with the execution, delivery and performance by it of this Guarantee;

           (d) this Guarantee constitutes the legal, valid and binding obligations of Guarantor enforceable against it in accordance with its respective terms, except as enforceability shall be subject to bankruptcy, insolvency, moratorium and other similar laws affecting creditors' rights generally and to general principles of equity; and

           (e) there is no pending or threatened action or proceeding affecting it before any court, governmental agency or arbitrator which may materially adversely affect its ability to perform its obligations under this Guarantee or which purports to affect the legality, validity or enforceability of this Guarantee.

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         SECTION 8. Lender Acknowledgment. Lender expressly acknowledges that
                    ---------------------
Guarantor is a party to a Collateral Security Agreement dated as of November 6, 2000 ("Collateral Security Agreement") with DDJ Capital Management, LLC, as agent ("Agent") for the holders ("Holders") from time to time of Borrower's outstanding Senior Discount Notes ("Discount Notes") referred to therein, pursuant to which Guarantor has granted to the Agent, as secured party for the benefit of the Holders of the Discount Notes, a first lien and security interest in certain "Collateral," as more fully described in the Collateral Security Agreement ("Collateral"). Lender agrees with Guarantor for the benefit of the Holders that nothing contained herein is intended to or shall conflict with, and upon an "Event of Default" under the Discount Notes the rights of Lender hereunder shall be subject and subordinate to, the rights and remedies of the Agent, as secured party, and the Holders of the Discount Notes under the Collateral Security Agreement, in the Collateral or any proceeds thereof.

         SECTION 9. Miscellaneous.
                    -------------

         (a) Notices. All notices, requests, demands and other communications
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provided for or permitted hereunder shall, unless otherwise stated herein, be in writing and shall be sent by certified mail, postage prepaid and return receipt requested, by telex, telegram or facsimile; by nationally recognized overnight courier service; or by hand delivery to a party, in each case to such party at its address set forth below, or at such other address as such party may designate by written notice to the other in accordance with this provision, and shall be deemed to have been given or made: if by certified mail, return receipt requested, five (5) days after mailing; if by telex, telegram or facsimile, immediately upon sending and upon confirmation of receipt; if by nationally recognized overnight courier service with instructions to deliver the next business day, one (1) business day after sending; and if by hand, immediately upon personal delivery.

         (b) Amendments; Waivers. No amendment or waiver of any provision of
             -------------------
this Guarantee, nor consent to any departure by either party herefrom, shall in any event be effective unless the same shall be in writing and signed by such party, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

         (c) Successors and Assigns. This Guarantee, and the terms, covenants
             ----------------------
and conditions hereof, shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

         (d) Severability. In case any provision of this Guarantee shall be
             ------------
invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

         (e) Waiver of Right to Trial by Jury. GUARANTOR AND LENDER HEREBY
             --------------------------------
IRREVOCABLY AND UNCONDITIONALLY WAIVE ANY AND ALL RIGHTS TO TRIAL BY JURY IN ANY ACTION, SUIT, CLAIM, DEMAND OR CAUSE OF ACTION BY THE OTHER PARTY HERETO ARISING UNDER, IN CONNECTION WITH OR OTHERWISE RELATING TO THIS GUARANTEE OR ANY OTHER AGREEMENT, INSTRUMENT OR DOCUMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH, WHETHER

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NOW EXISTING OR HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT OR TORT OR
OTHERWISE. GUARANTOR AND LENDER HEREBY AGREE AND CONSENT THAT ANY PARTY MAY FILE AN ORIGINAL COUTERPART OR A COPY OF THIS GUARANTEE WITH ANY COURT AS WRITTEN EVIDENCE OF THIS CONSENT BY BORROWER AND LENDER TO THE WAIVER OF THEIR RESPECTIVE RIGHT TO TRIAL BY JURY.

               (f) Consent to Jurisdiction. Each of Guarantor and Lender hereby
                   -----------------------
irrevocably submits to the jurisdiction of any New York State or Federal court sitting in the Borough of Manhattan, The City of New York, in any action or proceeding arising out of or relating to this Guarantee, and hereby irrevocably agrees that all claims in respect of such action or proceeding may be heard and determined in such New York State or Federal court. Each of Guarantor and Lender hereby irrevocably waives, to the fullest extent it may effectively do so, the defense of an inconvenient forum to the maintenance of such action or proceeding. Each of Guarantor and Lender also irrevocably consents to the service of copies of the summons and complaint and any other process which may be served in any such action or proceeding by the mailing or delivery of a copy of such process to such party at its address for notice specified herein by certified mail, return receipt requested. Nothing contained in this paragraph shall affect the right of Guarantor or Lender to serve legal process in any other manner permitted by law or to bring any action or proceeding against the other party or its property in the courts of any other jurisdictions.

               (g) Governing Law. The validity, interpretation and enforcement
                   -------------
of this Guarantee shall be governed by the internal laws of the State of New York (without giving effect to principles of conflicts of law).

               (h) Counterparts. This Guarantee may be executed in any number of
                   ------------
counterparts, all of which together shall constitute one and the same instrument. Any of the parties hereto may execute this Guarantee by signing any such counterpart.

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         IN WITNESS WHEREOF, the parties hereto have caused this Guarantee
Agreement to be duly executed as of the day and year first above written.

                                            GUARANTOR:

                                            AMPEX CORPORATION


                                            By: /s/Craig L. McKibben
                                                --------------------------------
                                                Craig L. McKibben
                                                Vice President

                                            Address:
                                            -------
                                            135 East 57th Street
                                            New York, NY 10022


                                            LENDER:

                                            SHERBORNE & COMPANY INCORPORATED

                                            By: /s/Edward J. Bramson
                                                --------------------------------
                                                Edward J. Bramson
                                                President

                                            Address:
                                            -------
                                            135 East 57th Street
                                            New York, NY 10022

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